EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement ("Agreement") is made as of the 15th day of August, 2006 (the "Commencement Date") by and among Mitchell Site Acq., Inc., a Louisiana corporation ("Company") and Matthew B. Mitchell (hereinafter, the "Executive"). All capitalized terms not otherwise defined herein shall have the meaning given to them in that certain Stock Purchase Agreement, dated as of June 20, 2006, by and among Company, Ayin Holding Company Inc., and Sellers (the "Stock Purchase Agreement").

                                    RECITALS

     A. Ayin Holding Company Inc. acquired all of the issued and outstanding stock of the Company on August 15, 2006.

     B. The Board of Directors of the Company (the "Board") recognizes the Executive's potential contribution to the growth and success of the Company, and desires to assure the Company of the Executive's employment in an executive capacity and to compensate him therefore, has approved the provisions of this Agreement and has authorized the officers of the Company to execute the Agreement on behalf of the Company.

     C. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

     1.     Employment.
            -----------

          1.1     Employment  and Terms. The Company hereby agrees to employ the
                  ----------------------
Executive and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

          1.2     Duties  of Executive. During the Term of Employment under this
                  ---------------------
Agreement (as hereinafter defined), the Executive shall serve as the Company's President. The Executive shall be accountable to the Board, and, subject to the authority of the Board, shall have supervision and control over, and responsibility for the overall operations of the Company. He also shall have such other powers and duties as may from time to time be prescribed by the Board, provided that such duties are consistent with the Executive's position as President of a company the size and type of the Company. The Executive shall devote the necessary time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company, Notwithstanding the foregoing or any other provision in this Agreement, it shall not be a breach or violation of this Agreement for the Executive to (i) serve on corporate (subject to approval of the Board), civic or charitable boards or committees; or (ii) manage personal investments, so long as such activities do not significantly interfere with or significantly detract from the performance of the Executive's responsibilities to the Company in accordance with this agreement.

     2.     Term.  The  term  of  employment  under this Agreement (the "Term of
            -----
Employment") shall commence as of Commencement Date and end on April 30, 2009 ("Initial Term"), or such earlier date on which the Executive's employment is terminated pursuant to Section 5 of this Agreement, Upon the expiration of the Initial Term, if all parties hereto consent, the Executive's employment under this Agreement may be renewed for a successive three (3) year period ("Renewal Term", and together with the Initial Term, the "Term"). The date upon which the Term expires shall be referred to as the "Expiration Date." If the Company continues to employ the Executive beyond the Expiration Date without entering into a written employment agreement between the Company and the Executive, all obligations and rights under this Agreement shall prospectively lapse as of the Expiration Date, except the Company's ongoing indemnification obligation under
Section  4  and  the  Executive's  obligations  under  Sections  6  and  7.

     3.     Place  of  Performance.  The  Executive shall be based in Lafayette,
            -----------------------
Louisiana,  except  for  required  travel  on  the  Company's  business.

     4.     Compensation  and  Related  Matters.
            ------------------------------------

          4.1     Base  Salary.  The Executive shall not be entitled to any base
                  -------------
salary  or  base  compensation.

          4.2     Bonuses. During the Term of Employment, the Executive shall be
                  --------
entitled  to  participate  in  the  bonus  program  described  on  EXHIBIT A, in
                                                                   ----------
accordance  with  the  terms  and  conditions  set  forth  on  EXHIBIT  A.
                                                               -----------

          4.3     Automobile  Allowance.  During  the  Term  of  Employment, the
                  ----------------------
Executive  shall  be  entitled  to  a  monthly  automobile allowance of $750.00.

          4.4     Reimbursement  of  Expenses.  Upon  the  submission  of proper
                  ----------------------------
substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt with respect to the reimbursement of expenses of executive personnel, the Company shall reimburse the Executive for all reasonable and customary expenses actually paid or incurred by the Executive during the Term of Employment in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

          4.5     Standard  Benefits.  During  the  Term  of  Employment,  the
                  -------------------
Executive shall be entitled to participate in the Ayin Holding Company Inc. BlueCross BlueShield Health Care Plan (the "Ayin Health Plan"), in accordance with the terms of that plan and applicable law,

          4.6     Stock  Options.  During  the Term of Employment, the Executive
                  ---------------
shall be entitled to receive certain stock options, in accordance with the terms and conditions set forth on EXHIBIT B.
                                 -----------

          4.7     Indemnification. The Company shall extend to the Executive the
                  ----------------
same indemnification arrangements as are generally provided to other similarly situated Company executives, including after the termination of the Executive's employment hereunder.

          4.8     Other  Benefits.  The  Executive shall be entitled to four (4)
                  ----------------
weeks of paid vacation each calendar year during the Term of Employment, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall significantly interfere with the duties required to be rendered by the Executive hereunder, and further provided that in no event shall Executive take more than two (2) successive weeks of vacation at any time.

     5.     Termination.
            ------------

          5.1     Termination for Cause. The Company shall at all times have the
                  ----------------------
right, immediately upon written notice to the Executive, to terminate the Term of Employment, for Cause as defined below. For purposes of this Agreement, the term "Cause" shall mean (i) an action or omission of the Executive which constitutes a willful and material breach of, or a willful and material failure or refusal (other than by reason of his disability or incapacity) to perform his duties under, this Agreement and other than a breach of Section 7 hereof, which is not cured within fifteen (15) days after receipt by the Executive of written notice of same, (ii) engaging in any action on behalf of an enterprise which competes or plans to compete with the Company or any of its subsidiaries or affiliates, (iii) fraud, embezzlement, misappropriation of funds or material breach of trust in connection with his services hereunder, (iv) an indictment or conviction of any crime which involves dishonesty or a breach of trust, or (v) any breach of Section 7 hereof. Any termination for Cause shall be made in writing by notice to the Executive, which notice shall set forth in reasonable detail all acts or omissions upon which the Company is relying for such termination. The Executive (and his legal representative) shall have the right to address the Board regarding the acts set forth in the notice of termination. Upon any termination pursuant to this Section 5.1, the Company shall (i) pay to the Executive any accrued but unpaid consideration due under the bonus program for the preceding year described on EXHIBIT A, if any, in accordance with the
                                       ----------
terms  and  condition  set  forth  on  EXHIBIT  A, and (ii) pay to the Executive
                                       -----------
accrued but unpaid expense reimbursements and benefits, if any. Upon any termination effected and compensated pursuant to this Section 5.1, the Executive shall forfeit, for each complete month of the Initial Term remaining, Executive's right to receive 1/36th of the aggregate unpaid amounts (including principal and interest) under the Notes delivered pursuant to Section 2.07 of the Stock Purchase Agreement and the Goodwill Agreement (the "Notes"), and the Company shall have no further liability hereunder and thereunder.

          5.2     Disability.  The  Company  shall  at all times have the right,
                  -----------
upon written notice to the Executive, to terminate the Term of Employment, if the Executive shall as the result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of 90 days in any 12-month period. The determination of whether the Executive is or continues to be disabled shall be made in writing by a physician selected by the Board and reasonably acceptable to the Executive. Upon any termination pursuant to this Section 5.2, the Company shall (i) pay to the Executive any accrued but unpaid consideration due under the bonus program on a pro rata basis measured until the date of termination, in accordance with the terms and conditions set forth on EXHIBIT A and due only after the completion of the then current
           ----------
Performance  Year  as  provided  in  EXHIBIT  A. and (ii) pay any premiums for a
                                     -----------
period of 18 months in connection with the temporary continuation of the disability benefits under the Ayin Health Plan in accordance with the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"), Upon any termination effected and compensated pursuant to this
Section  5.2,  the  Company  shall  have  no  further  liability  hereunder.

          5.3     Death.  Upon  the  death  of  the Executive during the Term of
                  ------
Employment, the Company shall (i) pay to the estate of the deceased Executive any accrued but unpaid consideration due under the bonus program on a pro rata basis measured until the date of termination, in accordance with the terms and conditions set forth on EXHIBIT A and due only after the completion of the then
                         ---------
current Performance Year as provided in EXHIBIT A, and (ii) pay any premiums for
                                        ----------
a period of 18 months in connection with the temporary continuation of the benefits accruing to the deceased Executive's spouse and dependent children under the Ayin Health Plan in accordance with the terms and conditions of COBRA, if such persons had been qualified beneficiaries under the Ayin Health Plan prior to the Executive's death. Upon any termination effected and compensated pursuant to this Section 5.3, the Company shall have no further liability hereunder.

          5.4     Termination Without Cause. The Company shall have the right to
                  --------------------------
terminate the Term of Employment at any time by written notice to the Executive not less than thirty (30) days prior to the intended termination date. Upon any termination pursuant to this Section 5.4 (that is not a termination under any of Sections 5.1, 5.2, 5.3 or 5,5), the Company shall (i) pay to the Executive an amount equal to $375,000, payable in twelve (12) equal consecutive monthly installments of $31,250, commencing on the date of termination of Executive's employment (the "Severance Payment"). The Severance Payment shall be paid in cash; and (ii) continue to provide the Executive with the benefits under Sections 4.3 and 4.5 (the "Benefits") for a period of three (3) months immediately following the date of his termination in the manner and at such times as the Benefits otherwise would have been provided to the Executive. Upon any termination effected and compensated pursuant to this Section 5.4, the Company shall have no further liability hereunder.

          5.5     Termination  by  Executive.
                  ---------------------------

               a. Upon termination of the Term of Employment pursuant to this Section 5.5 by the Executive without Good Reason (as defined below), the Company shall (i) pay to the Executive any accrued but unpaid consideration due under the bonus program for the preceding year described on EXHIBIT A, if any,
                                                              ----------
in  accordance with the terms and condition set forth on EXHIBIT A, and (ii) pay
                                                         ----------
to the Executive accrued but unpaid expense reimbursements and benefits, if any. Upon any termination effected and compensated pursuant to this Section 5.1, the Executive shall forfeit, for each complete month of the Initial Term remaining, Executive's right to receive 1/36th of the aggregate unpaid amounts (including principal and interest) under the Notes, and the Company shall have no further liability hereunder and thereunder.

               b. Upon termination of the Term of Employment pursuant to this Section 5.5 by the Executive for Good Reason, the Company shall pay to the Executive the same amounts, and shall continue to provide Benefits in the same amounts, that would have been payable or provided by the Company to the Executive under Section 5.4 of this Agreement if the Term of Employment had been terminated by the Company without Cause.

               c. For purposes of this Agreement, "Good Reason" shall mean the termination of this Agreement by Executive not less than 60 days notice following: (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities;
(ii) any failure by the Company to comply with any of the provisions of Article 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (iii) the Company's requiring the Executive to be based at any office or location, that is not within 50 miles of the place of performance denoted under Article 3 of this Agreement, excluding required travel on the Company's business; (iv) failure to make payment under the Notes where such payment is not prohibited by applicable loan agreements to which either Ayin Holding Company Inc. or Charys Holding Company, Inc. ("Charys") is a party; or (v) the occurrence of a Change in Control. The Company shall have the right to cure the problem(s) noted by the Executive, before the Executive may terminate his employment for Good Reason.

          5.6     Termination  upon  Change  in  Control.
                  ---------------------------------------

               a. Either the Company or the Executive may terminate this Agreement at any time upon not less than thirty (30) days prior written notice to the other party given within six (6) months after a Change in Control (as hereinafter defined). In such event, the Company shall pay to the Executive the same amounts, and shall continue to provide Benefits in the same amounts, that would have been payable or provided by the Company to the Executive under
Section 5.4 of this Agreement if the Term of Employment had been terminated by the Company without Cause. In addition, if as a result of the Change in Control, the Executive would be entitled to any cash payments from the Company, (other than those provided under this Agreement) under any plan or program maintained by the Company ("Additional Benefits"), then the Company shall provide the Executive with those Additional Benefits, if and only to the extent that such Additional Benefits, when added to the amounts payable and the Benefits provided by the Company to the Executive hereunder, will not constitute excess parachute payments with the meaning of Section 280G of Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). Upon any termination effected and compensated pursuant to this
Section 5.6, the Company shall have no further liability hereunder to Executive.

               b. For purposes of this Agreement, the term "Change in Control" shall mean:

                    (i) Consummation by Charys of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of Charys immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than Fifty Percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) a liquidation or dissolution of Charys or (z) the sale of all or substantially all of the assets of Charys (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

                    (ii) the acquisition (other than from Charys) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of beneficial ownership within the meaning of Rule 13-d promulgated under the Securities Exchange Act of more than Fifty Percent (50%) of either the then outstanding shares of Charys's Common Stock or the combined voting power of Charys's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) Charys or its Subsidiaries, (2) any person, entity or "group" that as of the Commencement Date of this Agreement owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of Charys or its Subsidiaries;

                    (iii) provided that, with respect to this Section 5.6(b), a Change in Control shall not be deemed to have occurred should any of the contingencies referred to in this Section involve (i) any of those companies, persons or other legal entities with whom Charys is negotiating on or before the Commencement Date and which are communicated, in writing, by Charys to the Executive upon or prior to execution of this Agreement; or (ii) as a result of any internal corporate reorganization or reclassification of voting securities among Charys' existing shareholders resulting in reallocation of voting interests among such persons.

          5.7     Resignation.  Upon  any  termination of employment pursuant to
                  ------------
this Article 5, the Executive shall be deemed to have resigned as an officer, and if he or she was then serving as a director of the Company, as a director, and if required by the Board, the Executive hereby agrees to immediately execute a resignation letter to the Board.

          5.8     Survival.  The  provisions of this Article 5 shall survive the
                  ---------
termination  of  this  Agreement,  as  applicable.

     6.     Non-Competition. In order to fully protect the Company's proprietary
            ----------------
information, and in connection with the valuable consideration and benefits the Executive is receiving from both (a) the transactions contemplated by the execution of the Stock Purchase Agreement, and (b) the terms of this Agreement going forward, the Executive expressly agrees to the terms of the Company's Non-Competition Agreement (the "Non- Competition Agreement"), which Executive shall execute contemporaneously with this Agreement.

     7.     Confidentiality.  The  Executive recognizes and acknowledges that as
            ----------------
an integral part of the Company's business, the Company has developed, and will develop, at a considerable investment of time and expense, marketing and business plans and strategies, procedures, methods of operation and marketing, financial data, lists of actual and potential customers and suppliers, and independent sales representatives and related data, technical procedures, engineering and product specifications, plans for development and expansion, and other confidential and sensitive information, and the Executive acknowledges that the Company has a legitimate business interest in protecting the confidentiality of such information. The Executive further acknowledges that he will be entrusted with such information as well as confidential information belonging to customers, suppliers, and other third parties. For purposes of this
Section 7, "Trade Secrets" are defined as information, regardless of form, belonging to the Company, licensed by it, or disclosed to it on a confidential basis by its customers, suppliers, or other third parties, including, but not limited to, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, product plans, or lists of actual or potential customers or suppliers which are not commonly known by or available to the public and which information: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. For purposes of this Section 7, "Confidential Information" is defined as information, regardless of form, belonging to the Company, licensed by it, or disclosed to it on a confidential basis by its customers, suppliers, or other third parties, other than Trade Secrets, which is material and valuable to the Company and not generally known by the public.

          7.1     Promise  Not  to Disclose. The Executive promises never to use
                  --------------------------
or disclose any Trade Secret before it has become generally known within the relevant industry through no fault of the Executive. The Executive agrees that this promise shall never expire, and further promises and acknowledges that, while this Agreement is in effect and for two (2) years after its termination, the Executive will not, without the prior written approval of the Company, disclose any Confidential Information before it has become generally known within the relevant industry through no fault of the Executive.

          7.2     Promise  Not  to  Solicit.  At  all  times  during the Term of
                  --------------------------
Employment, and for 24 months after its termination, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) solicit, recruit or attempt to solicit or recruit (or assist others to recruit) any officer, manager, employee, or consultant of the Company and its subsidiaries and affiliates, and their predecessors and successors (collectively, the "Group") to leave the Group, or
(b) solicit or attempt to solicit any of the actual or targeted prospective customers or clients of the Group with whom the Executive had contact or about whom the Executive learned Confidential Information or other proprietary information on behalf of any person or entity in connection with any business unit that competes with the Company's Business.

          7.3     Promise  Not  to  Engage  in Certain Employment. The Executive
                  ------------------------------------------------
agrees that, while this Agreement is in effect and for 24 months after its termination, the Executive shall not accept any employment or engage in any activity, without the prior written consent of the Board if the loyal and complete fulfillment of the Executive's duties would inevitably require the Executive to reveal or utilize Trade Secrets or Confidential Information. Notwithstanding the foregoing, the restrictions set forth in this Section 7.3 shall terminate and be of no further force and effect upon the occurrence of Ayin Holding Company Inc.'s failure to make payment under the Notes where such payment is not prohibited by applicable loan agreements to which Ayin Holding Company Inc. or Charys is a party.

          7.4     Return  of Information. Upon the expiration of the Executive's
                  -----------------------
employment with the Company, the Executive will promptly deliver to the Company, or, at its written instruction, destroy, all documents, data, drawings, manuals, letters, notes, reports, electronic mail, recordings, and copies thereof, of or pertaining to the Company or any other Group member in the Executive's possession or control. The Executive further agrees that, during the term of Executive's employment with the Company or the Group and thereafter, the Executive shall meet with Company personnel, and, based on knowledge or insights the Executive gained during the Executive's employment with the Company and the Group, answer any question such personnel may have related to the Company or the Group.

          7.5     Intellectual  Property.  Intellectual property (including such
                  -----------------------
things as all ideas, concepts, inventions, plans, developments, software, data, configurations, materials (whether written or machine-readable), designs, drawings, illustrations, and photographs, that may be protectable, in whole or in part, under any patent, copyright, trademark, trade secret, or other intellectual property law), developed, created, conceived, made, or reduced to practice during the Executive's employment (except intellectual property that has no relation to the Group or any Group customer that the Executive developed, purely on the Executive's own time and at the Executive's own expense), shall be the sole and exclusive property of the Company, and the Executive hereby assigns all of Executive's rights, title, and interest in any such intellectual property to the Company.

          7.6     Execution of Innovation Agreement. The Executive agrees to the
                  ----------------------------------
terms of the Company's Assignment of Inventions agreement, which is attached hereto as SCHEDULE 1, and shall execute it contemporaneously with this
            ------------
Agreement.

          7.7     Enforcement of This Article. Article 7 of this Agreement shall
                  ----------------------------
survive the termination of this Agreement for any reason. The Executive acknowledges that (a) the Executive's services are of a special, unique, and extraordinary character and it would be very difficult or impossible to replace them, (b) this Article's terms are reasonable and necessary to protect the Company's legitimate interests, (c) this Article's restrictions will not prevent the Executive from earning or seeking a livelihood, (d) this Article's restrictions shall apply wherever permitted by law, and (e) the Executive's violation of any of this Article's terms would irreparably harm the Company. Accordingly, the Executive acknowledges and agrees that, if the Executive violates any of the provisions of this Article VII, the Company or any Group member shall be entitled to, in addition to other remedies available to it, an injunction to be issued by any court of competent jurisdiction restraining the Executive from committing or continuing any such violation, without the need to prove the inadequacy of money damages or post any bond or for any other undertaking.

     8.     Notice.  Any  notice,  request,  instruction or other document to be
            -------
given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail (including by overnight courier such as FedEx or express mail service), postage or fees prepaid:


          if to the Executive:          Matthew B. Mitchell
                                        Mitchell Site Acq., Inc.
                                        119 Veterinarian Road
                                        Lafayette, LA 70507

          With a copy to:               G. Frederick Seemann
                                        Attorney at Law
                                        401 Audubon Blvd., Suite 103 A
                                        Lafayette, LA 70503
                                        Fax No.: (337) 234-4046
                                        Attention: G. Frederick Seemann
          if to the Company:            Mitchell Site ACQ, Inc.
                                        119 Veterinarian Road
                                        Lafayette, LA 70507
                                        Attention: Chairman of the Board

          with a copy to:               Ayin Holding Company Inc.
                                        17314 SH 249
                                        Suite 230
                                        Houston, Texas 77064
                                        Attention: Jimmy R. Taylor,
                                        President

          And additional copies to:     Charys Holding Company, Inc.
                                        1117 Perimeter Center West, Suite
                                        N415
                                        Atlanta, Georgia 30338
                                        Attention: Billy V. Ray, Jr., Chief
                                        Executive Officer

                                        Paul, Hastings, Janofsky & Walker
                                        LLP 600 Peachtree Street, N.E.
                                        Suite 2400
                                        Atlanta, Georgia 30308
                                        Fax No.: (404) 685-5202
                                        Attention: Wayne Bradley

or at such other address for a party as shall be specified by like notice Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

     9.     Golden  Parachute Limitation. The Company and the Executive agree to
            -----------------------------
cooperate with each other in connection with any administrative or judicial proceedings concerning the existence or amount of golden parachute penalties with respect to payments or benefits the Executive receives. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or other action by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, including any additional payments required under this Section 9) (a "Payment") would be subject to an excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to any such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall make a payment to the Executive (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, the Executive retains (or has had paid to the Internal Revenue Service on his behalf) an amount of the Gross-Up Payment equal to the sum of (x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in the Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-Up Payment is to be made, and (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

     10.     Amendment. No provisions of this Agreement may be modified, waived,
             ----------
or discharged except by a written document signed by a duly authorized Company officer and the Executive, Thus, for example, promotions, commendations, and/or bonuses shall not, by themselves, modify, amend, or extend this Agreement, A waiver of any conditions or provisions of this Agreement in a given instance shall not be deemed a waiver of such conditions or provisions at any other time,

     11.     Interpretation;  Exclusive  Forum.  The  validity,  interpretation,
             ----------------------------------
construction,  and  performance  of  this  Agreement  shall  be  governed by and construed in accordance with the internal laws of the state of Delaware (excluding any that mandate the use of another jurisdiction's laws), Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement, or for recognition and enforcement of any judgment in respect hereof, brought by the other party hereto or its successors or assigns shall be brought and determined in federal court sitting in Bexar County, San Antonio, State of Texas, and each party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid court; provided, however, in the event jurisdiction of the aforesaid court is
        -------------------
unavailable, the parties agree that any legal action or proceeding arising out of or related to this Agreement shall be settled and determined by private binding arbitration in San Antonio, Texas before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that the demand for arbitration is given.

     12.     Successors.  This  Agreement shall be binding upon, and shall inure
             -----------
to the benefit of, the Executive and his estate, but the Executive may not assign or pledge this Agreement or any rights arising under it, except to the extent permitted under the terms of the benefit plans in which the Executive participates. The Company may freely assign this Agreement to any affiliate or successor that agrees in writing to be bound by this Agreement without the Executive's prior consent, after which any reference to the "Company" in this Agreement shall be deemed to be a reference to the affiliate or successor, and the Company thereafter shall have no further primary, secondary or other responsibilities or liabilities under this Agreement of any kind.

     13.     Taxes.  The Company shall withhold taxes from payments or awards it
             ------
makes  pursuant  to  this  Agreement  required  by  applicable  law.

     14.     Validity.  The  invalidity  or unenforceability of any provision of
             ---------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In the event that a court of competent jurisdiction determines that any provision of this Agreement is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Agreement within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law,

     15.     Counterparts.  This  Agreement  may  be  executed  in  multiple
             -------------
counterparts, each of which shall for all purposes be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

     16.     Entire  Agreement.  All  oral  or  written  agreements  or
             ------------------
representations, express or implied, with respect to the subject matter of this Agreement are set forth in this Agreement and the Exhibits and Schedules hereto. Notwithstanding the foregoing, the parties agree that this Agreement does not override other written agreements the Executive has executed relating to specific aspects of the Executive's employment, such as conflicts of interest.

     17.     Former  Employers.  The Executive is not subject to any employment,
             ------------------
confidentiality, or other agreement or restriction that would prevent the Executive from fully satisfying the Executive's duties under this Agreement or that would be violated if the Executive did so. Without the Company's prior written approval, the Executive promises that Executive will not: (a) disclose proprietary information belonging to a former employer or other entity without its written permission; (b) contact any former employer's customers or employees to solicit their business or employment on behalf of the Group; or (c) distribute announcements about or otherwise publicize Executive's employment with the Group. The Executive acknowledges and agrees to indemnify and hold the Company harmless from any liabilities, including defense costs, it may incur because the Executive is alleged to have broken any of these promises or improperly revealed or used such proprietary information or to have threatened to do so, or if a former employer challenges the Executive entering into this Agreement or rendering services pursuant to it.

     18.     Third  Party  Beneficiary.  The  parties agree and acknowledge that
             --------------------------
Ayin  Holding  Company  Inc.  is  a  third-party  beneficiary of this Agreement.

                           [SIGNATURE PAGE TO FOLLOW]

--------------------------------------------------------------------------------
THE EXECUTIVE ACKNOWLEDGES THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND THE EXECUTIVE RELATING TO THE SUBJECTS COVERED IN THIS AGREEMENT ARE CONTAINED IN IT AND THAT THE EXECUTIVE HAS ENTERED INTO THIS AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE COMPANY OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF,

THE EXECUTIVE UNDERSTANDS THAT PAUL, HASTINGS, JANOFSKY & WALKER LLP (PHJ&W) REPRESENTED THE COMPANY, NOT THE EXECUTIVE, IN NEGOTIATING THIS CONTRACT; THE EXECUTIVE WAS REPRESENTED BY SEPARATE COUNSEL. TO THE EXTENT PHJ&W HAS REPRESENTED THE EXECUTIVE, IS REPRESENTING THE EXECUTIVE, OR REPRESENTS THE EXECUTIVE IN THE FUTURE, THE EXECUTIVE IRREVOCABLY WAIVES ANY CONFLICT OF INTEREST OBJECTIONS THE EXECUTIVE MAY HAVE TO ITS REPRESENTATION OF THE COMPANY AS TO ANY MATTERS RELATING TO THE EXECUTIVE'S EMPLOYMENT BY THE COMPANY, INCLUDING THE NEGOTIATION OF THIS CONTRACT.

THE EXECUTIVE FURTHER ACKNOWLEDGES THAT THE EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT, THAT THE EXECUTIVE UNDERSTANDS ALL OF IT, AND THAT THE EXECUTIVE HAS BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT, TOGETHER WITH ALL ATTACHED SCHEDULES AND EXHIBITS, WITH THE EXECUTIVE'S PRIVATE LEGAL COUNSEL AND HAVE AVAILED HIMSELF OF THAT OPPORTUNITY TO THE EXTENT THE EXECUTIVE WISHED TO DO SO.
--------------------------------------------------------------------------------

Date:  ________,  2006                  MITCHELL SITE ACQ., INC.:

                                        By:  /s/ Matthew  B. Mitchell
                                             -----------------------------------
                                        Name:  Matthew  B. Mitchell
                                        Title:  President


                                        AYIN HOLDING COMPANY INC.

                                        By:  /s/ Jimmy R. Taylor
                                             -----------------------------------
                                        Name:  Jimmy R. Taylor
                                        Title:  President


                                        EXECUTIVE:

                                        /s/ Matthew B. Mitchell
                                        ----------------------------------------
                                        Name:  Matthew B. Mitchell

                                    EXHIBIT A
                                    ---------

                                  BONUS PROGRAM

     Within 120 days after the end of each of the twelve-month periods following the Effective Date (each, a "Performance Year"), the Board shall compare the year-end audited financials of Company to the projected financials of Company, and Matthew B. Mitchell shall be entitled to a bonus calculated as follows:

     a) For each Performance Year, the total amount of the bonus pool available shall be $1,000,000 (the "Bonus Pool Amount"). Any portion of the Bonus Pool Amount payable as provided herein shall be divided equally between Matthew B. Mitchell and Lori H. Mitchell.

     b) The bonus payable for each such Performance Year shall be a portion of the Bonus Pool Amount equal to the amount set forth in the table below opposite the applicable Calculation Value calculated as set forth herein.

                       -----------------------------------------------
                       Calculation Value < 85%              $  250,000
                       -----------------------------------  ----------
                       Calculation Value > 85% but < 90%    $  375,000
                                         -
                       -----------------------------------  ----------
                       Calculation Value > 90% but < 95%    $  500,000
                                         -
                       -----------------------------------  ----------
                       Calculation Value > 90% but < 100%   $  625,000
                                         -
                       -----------------------------------  ----------
                       Calculation Value > 100% but < 110%  $  750,000
                                         -
                       -----------------------------------  ----------
                       Calculation Value > 110% but < 120%  $  875,000
                                         -
                       -----------------------------------  ----------
                       Calculation Value > 120%             $1,000,000
                                         -
                       -----------------------------------------------

     c) The "Calculation Value" shall be an amount equal to (i) the sum of the (x) Revenue Factor, (y) EBITDA Factor, and (z) Net Income Factor,

     d) The Revenue Factor, the EBITDA Factor and the Net Income Factor shall be calculated in accordance with GAAP.

     Any bonus due shall be payable in cash, to the extent such cash payment is permitted under the loan agreements to which Company and Charys are a party to. If such agreements do not permit payment of such bonus in cash, then the bonus shall be paid in Charys common stock, at the price per share as of the last trading day of the applicable Performance Year.

     For  purposes  of  this Exhibit A, the terms set forth above shall have the
                             ----------
following  meaning:

          (i)  Revenue  Factor shall be a percentage equal to the product of (x)
               ---------------
               forty percent (40%) (the "Revenue Weighted Average") multiplied by (y) a fraction the numerator of which is the Company's actual revenues for a Performance Year and the denominator of which is the Company's projected revenues for such corresponding Performance Year.

          (ii) EBITDA  Factor shall be a percentage equal to, the product of (x)
               --------------
               fifty percent (50%) (the "EBITDA Weighted Average") multiplied by
               (y) a fraction the numerator of which is the Company's actual EBITDA for a Performance Year and the denominator of which is the Company's projected EBITDA for such corresponding Performance Year.

         (iii) Net  Income  Factor  shall  be a percentage equal to, the product
               -------------------
               of (x) ten percent (10%) (the "Net Income Weighted Average") multiplied by (y) a fraction the numerator of which is the Company's actual net income for a Performance Year and the denominator of which is the Company's projected net income for such corresponding Performance Year.

MSAI
--------------------------------------------------------------------------
  PERFORMANCE YEAR   PROJECTED REVENUE   PROJECTED EBITDA   PROJECTED NET
                                                              INCOME (1)
-------------------  ------------------  -----------------  --------------
 January 1, 2006-       $10,035,000         $7,559,000        [______]*
 December 31, 2006
-------------------  ------------------  -----------------  --------------
May 1, 2007 - April     $11,540,000         $8,940,000        [______]*
      30, 2008
-------------------  ------------------  -----------------  --------------
May 1, 2008 - April     $13,190,000         $10,460,000       [______]*
      30, 2009
--------------------------------------------------------------------------

* At or shortly after Closing we can update this number once we know exactly what the interest expenses will be.

By  way  of  example,  and  for  illustrative purposes only, the following model depicts the manner in which the bonus shall be calculated for a single Performance Year. The numbers and assumptions used herein are not intended to be the final projections or Bonus Pool Amount for purposes of this Exhibit A.
                                                                      ----------

--------------------------------------------------------------------------
  PERFORMANCE YEAR   PROJECTED REVENUE   PROJECTED EBITDA   PROJECTED NET
                                                                INCOME
-------------------  ------------------  -----------------  --------------
May 1, 2008 - April      $5,000,000         $1,000,000         $500,000
      30, 2009
--------------------------------------------------------------------------

------------------------------------------------------------------------
  PERFORMANCE YEAR   ACTUAL REVENUE   ACTUAL EBITDA   ACTUAL NET INCOME
-------------------  ---------------  --------------  ------------------
May 1, 2008 - April    $6,000,000        $800,000          $250,000
     30, 2009
------------------------------------------------------------------------

____________________
(1) The Projected Net Income figures will be updated as we receive more information about the Company,

Whereby:

1)     Revenue  Factor  =  48%; EBITDA Factor = 40%; Net Income Factor = 5%

2)     Calculation  Value  =  48%  +  40%  +  5%  =  93%

3)     Bonus  Payable  based  on  a  calculation  value  of  93% = $500,000

                                    EXHIBIT B
                                    ---------

                                  STOCK OPTIONS

During the Executive's employment, the Executive shall be entitled to receive options to purchase Charys stock as follows:

     a) A pool of Charys options shall be made available at 85% of market price at the time of issuance.

     b)   The  issuance  of  these  options  shall  be  based  upon;

          (i) Acquisition of similar type companies under Charys' general acquisition schedule of 50% cash and 50% Charys stock. The gross revenue of any acquisition will be added to the factors for the calculation of the "option pool"; and

          (ii) The addition of profitable new revenue through new accounts or new customers. The total annual value of this new profitable revenue will become another factor for the calculation; and

         (iii) Any new business that can be distributed to any of the other division of Charys. The gross annual revenue in this category will become a factor.

Once the three factors are determined and added together then the option pool value will be determined by multiplying 5% times the first $25,000,000 of the combined three factors, then 3% times the next $25,000,000 and 2% times any value over $50,000,000.

Example:

Item 1    $ 4,000,000

Item 2    $ 8,000,000                25,000,000 x .05  =  $1,250,000

Item 3    $26,000,000                13,000,000 x .03  =  $  390,000
          -----------                                     ----------

          $38,000,000      Total value of option pool     $1,640,000

Share price at issue time $2.50 = 656,000 options available at 85% of market or $2.12 exercise price. Exercise option period is 5 years.

                                   Schedule 1
                                   ----------

                            ASSIGNMENT OF INVENTIONS
                            ------------------------

1. I will promptly disclose in writing to the Company all Inventions, For purposes of this Agreement, "Invention" shall mean any discovery, whether or not patentable, as well as improvements thereto, which is conceived or first practiced by me, alone or in a joint effort with others, whether prior to or following execution of this Agreement, which; (i) may be reasonably expected to be used in a product of the Company; (ii) results from work that I have been assigned as part of my duties as an employee of the Company; (iii) is in an area of technology which is the same as or substantially related to the areas of technology with which I am involved; (iv) is useful, or which the Company reasonably expects may be useful, in any manufacturing or product design process of the Company; or (v) utilizes any Confidential Information.

2. All Inventions developed while employed by the Company in the scope of such my employment and duties belong to and are the sole property of the Company and will be subject to this Agreement. I shall sign and deliver to the Company (during and after employment) any other documents that the Company considers reasonably necessary to provide evidence of (i) the assignment of all of my rights, if any, in any Inventions and (ii) the Company's ownership of such Inventions,

3. I will assist the Company in applying for, prosecuting, obtaining, or enforcing any patent, copyright, or other right or protection relating to any Invention, all at the Company's expense but without consideration to me in excess of my salary or wages,

4. If the Company is unable to secure my signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention, whether due to my mental or physical incapacity or any other cause, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections, with the same force and effect as if executed and delivered by me.

Employee                                Mitchell Site Acq., Inc.

/s/ Matthew B. Mitchell                 /s/ illegible
------------------------------------    ----------------------------------------
Signature of Employee                   Signature of Authorized Company
                                        Representative

Matthew B. Mitchell                     President
------------------------------------    ----------------------------------------
Print Name of Employee                  Title of Representative


------------------------------------    ----------------------------------------
Date                                    Date


              SIGNATURE PAGE TO ASSIGNMENT OF INVENTIONS AGREEMENT